Exhibit 10.3

AGREEMENT BETWEEN
FIRST AMERICAN CREDCO
AND
EQUIFAX CREDIT INFORMATION SERVICES, INC.

[DELETED] = Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

AGREEMENT FOR SERVICE

THIS AGREEMENT, made this  7  day of  October, 1998 by and between Equifax Credit Information Services, Inc., a Georgia corporation with its principal place of business at 1600 Peachtree Street, NW, Atlanta, Georgia 30309 ("EQUIFAX"), and First American CREDCO, a division of First American Real Estate Solutions, L.L.C., a California limited liability company with its principal place of business at 5625 Ruffin Rd., Suite 200, San Diego, California 92123 ("CREDCO").

WITNESSETH:

1. CREDCO provides an on-line computer assisted information reporting service, which allows certain of CREDCO's Subscribers to access and receive certain information services.

2.           CREDCO has the computer capability to combine the separate automated credit reporting files from different credit reporting entities into one credit report of various types (collectively, "Merge Reports").

3.           EQUIFAX publishes and distributes individual consumer credit report information known as "EQUIFAX Credit Information".

4.           CREDCO desires, and EQUIFAX agrees to allow CREDCO, to use EQUIFAX Credit Information in the Merge Reports and Single Reports (as defined below), pursuant to the terms of this Agreement.

5.           CREDCO and EQUIFAX are entering into this Agreement in order to provide for the foregoing, all in accordance with the terms and subject to the conditions contained herein;

NOW, THEREFORE, the parties agree as follows:

1.           Certain Definitions

1.1           "ACROPAC System TM" means an automated credit reporting system owned by EQUIFAX.

1.2           "CREDCO Confidential Information" shall have the meaning as described in Section 7(B).

CONFIDENTIAL TREATMENT

1.3           "Consumer Subject" means an individual consumer who is provided a Merge Report or a Single Report about himself or herself.

1.4           "Controlling Percentage" shall have the meaning as described in Section 10.

1.5           "Creditor" means a company that has a credit relationship with a Consumer Subject.

1.6           "Direct Access Terminal(s)" means personal computers or direct access terminals through which CREDCO will access EQUIFAX Credit Information.

1.7           "EQUIFAX Confidential Information" shall have the meaning as described in Section 7(A).

1.8           "EQUIFAX Credit Information" means an individual's name, address, employer or employment information, one or more scores and/or data attributes supplied by EQUIFAX on an individual, other information in the EQUIFAX database, and such other ancillary services as the parties may agree in writing from time to time.

1.9           "FCRA" means the Fair Credit Reporting Act, 15 U.S.C. 1681 et.seq., as amended from time to time.

1.10         "Merge Reports" shall have the meaning as defined in the preamble.

1.11         "Person" means any individual, corporation, partnership, or any other entity.

1.12         "Single Report(s)" means a report containing only EQUIFAX Credit Information on a consumer, and no consumer credit information from different credit reporting entities.

1.13         "System-to-System" means on-line access by CREDCO to EQUIFAX Credit Information through the direct communication between EQUIFAX's computer system to CREDCO's computer system.

1.14         "Subscriber Agreement" means CREDCO's service agreement with its customers and which is attached hereto as Exhibit 1-A.

1.15         "Third Party Marketer" means a company that sells consumer-type services.

2.Provision of EQUIFAX Credit Information

2.1 CREDCO certifies that it is in fact a consumer reporting agency as defined in the FCRA and that it provides an on-line computer assisted or other information reporting service that allows its Subscribers to access and receive information services. Subject to the terms and conditions of this Agreement, on a non-exclusive basis, EQUIFAX authorizes CREDCO to access and make EQUIFAX Credit Information available as part of CREDCO's Merge Reports or as Single Reports for use by only those of CREDCO's Subscribers that are "qualified" to receive EQUIFAX Credit Information, subject to the occasional unavailability of EQUIFAX Credit Information on a particular consumer.

CONFIDENTIAL TREATMENT

A "qualified" Subscriber of CREDCO is one that:

(A) CREDCO has verified and confirmed through reasonable methods, including, without limitation, on-site visual inspections of Subscriber's premises, that the Subscriber;

(i)	is a going business concern; and

(ii)	has a true business identity; and

(iii)	will use EQUIFAX Credit Information only for the permissible purposes set out in the FCRA for which EQUIFAX Credit Information will be provided; and

(iv)	Has placed and maintains Direct Access Terminal(s) or other equipment or hardware that will be used to receive consumer credit information in a secure location.

For large, reputable, national or regional institutions with multiple locations, CREDCO is not required to perform an on-site visual inspection of every branch office, provided that CREDCO has complied with all the other requirements of Section 2.1(A). Reynolds and Reynolds may perform on-site inspections as an agent of CREDCO in those institutions using Reynolds and Reynolds software to obtain Merge Reports from CREDCO.

(B) Has certified to CREDCO that it will only use EQUIFAX Credit Information as Single Reports for the following purposes permitted under the FCRA and for no other purpose:

(i)     in connection with a credit transaction involving the consumer or whom the information is to be furnished; or
(ii)    as a factor in establishing a Consumer Subject's eligibility for a mortgage and/or real property acquisition; or
(iii)   as a factor in establishing a Consumer Subject's eligibility for the purchase or lease of a motor vehicle; or
(iv)   in connection with tenant screening; or
(v)    in connection with the underwriting of insurance involving the consumer; or
(vi)   as a potential investor or servicer, or current insurer, in connection with the evaluation of, or an assessment of the credit or prepayment risks associated with, an existing credit obligation;
(vii)  when the Subscriber otherwise has a legitimate business need for the information in connection with the business transaction that is initiated by the consumer; or
(viii) in accordance with the written instructions of the consumer to whom it relates.

CONFIDENTIAL TREATMENT

CREDCO may provide Equifax Credit Information in a Single Report for employment purposes provided Subscriber certifies to CREDCO that, before ordering reports for employment purposes, it will (a) specifically notify CREDCO that it is ordering Equifax Credit Information for employment purposes; and (2) clearly and conspicuously disclose to the subject consumer, in a written document consisting solely of the disclosure, that it may obtain a consumer report for employment purposes; and (3) obtain the consumer's written authorization to obtain or procure a consumer report relating to that consumer; and (4) that it will not take adverse action against the consumer based in whole or in part upon the consumer report without first providing to the consumer to whom the consumer report relates a copy of the consumer report and written description of the consumer's rights as prescribed by the Federal Trade Commission ("FTC") and Section 609(c)(3) of the federal Fair Credit Reporting Act , as amended, or use any information from the consumer report in violation of any applicable federal or state privacy, consumer reporting or equal employment opportunity law or regulation. Credco certifies that it will provide the consumer rights statement required by Section 609 (c)(3) of the federal Fair Credit Reporting Act described above with each report it provides for employment purposes and that it will comply with all other applicable laws.

(C)           certifies to CREDCO will only use EQUIFAX Credit Information as Merge Reports for the following purposes permitted under the FCRA and for no other purpose:

(i)	as a factor in establishing a Consumer Subject's eligibility for a mortgage and /or real property acquisition; or
(ii)	tenant screening; or
(iii)	as a factor in establishing a Consumer Subject's eligibility for the purchase or lease of a motor vehicle.

In no event may CREDCO access or provide Equifax Credit Information as a part of a Merge Report for any other purposes, including employment, unless a separate agreement has been signed by both parties.

(D)           has signed an Agreement for Service with CREDCO, in the form of a Subscriber Agreement attached to this Agreement as Exhibit 1-A, which includes a certification from Subscriber that they have a permissible purpose as defined under the FCRA, and which has no material changes or supplemental agreements other than any that are approved by EQUIFAX in writing before CREDCO begins to serve the Subscriber.

CONFIDENTIAL TREATMENT

(E)           been provided notification by CREDCO of Subscriber's obligations under the FCRA and the penalties for requesting consumer report information such as EQUIFAX Credit Information, under false pretenses; and

(F)           is not a private detective, private detective agency, private investigative company, bail bondsman, attorney, law firm, credit counseling firm, financial counseling firm, "credit repair clinic", or a Person, that is not an end-user or decision maker, including, without limitation, a Person which uses consumer credit information to develop software packages intended to be used by end users or decision makers, unless CREDCO has received prior written approval from EQUIFAX. Notwithstanding the above, CREDCO may provide Equifax Credit Information to its agents in law firms engaged primarily in providing mortgage closing services and solely for use in rendering such mortgage closing services.

2.2           Subject to Section 2.3 below, CREDCO certifies that EQUIFAX Credit Information will be requested and provided only to "qualified" Subscribers as Single Reports for the permissible FCRA purposes set forth in Section 2.1(B) and as Merge Reports for the FCRA permissible purposes set forth in Section 2.1(C) and that CREDCO will not obtain, use, or merge EQUIFAX Credit Information with information from other sources for any other purposes, except for consumer disclosure (as described in section 2.8), resale to the subject consumer as described in section 2.3 below, or such other purposes and to such other Subscribers as the parties may expressly agree to in writing from time to time.

2.3           Further, subject to the terms and conditions of this Agreement, on a nonexclusive basis, EQUIFAX authorizes CREDCO to access and provide EQUIFAX Credit Information, as available, directly to Consumer Subjects, as part of CREDCO's Merge Reports or as Single Reports under the following terms and conditions:

(A)	Pursuant to either:
(i)	the written authorization of the Consumer Subject that was provided to CREDCO by the Consumer Subject; or
(ii)	the written authorization of the Consumer Subject that was provided to CREDCO by either:
(a)	a Third Party Marketer to Creditor; or
(b)	a Creditor directly; and
(c)	which CREDCO has determined meets the qualification requirements set out in Sections 2.1.

CONFIDENTIAL TREATMENT

(iii)
the written authorization of the Consumer Subject that was provided directly to a Third Party Marketer by the Consumer Subject requesting Equifax Credit Information on themselves to be delivered directly to the Consumer Subject by CREDCO.

(B)
CREDCO and Third Party Marketer and Creditor, and Creditor, when no Third Party Marketer is involved, or Third Party Marketer shall use reasonable procedures to properly identify the Consumer Subject of the Merge Report or Single Report.

(C)	The Third Party Marketer(s) and/or Creditor(s) shall have signed an Agreement for Service with CREDCO substantially in the form of the Subscriber Agreement attached as Exhibit 1-A.

(D)
CREDCO shall not provide, either directly or indirectly, a Single Report, the Merge Report or EQUIFAX Credit Information accessed for a Merge Report, to any Third Party Marketer or Creditor, or a Person or entity who is not an end-user or decision maker, or another reseller or broker and is only authorized to provide a Merge Report or a Single Report to the Consumer Subject or a person or entity that is an end-user or decision maker, except for Fannie Mae, Freddie Mac, or a joint user of an end-user or decision maker such as a private mortgage insurer or contract underwriter, and other such entities as the parties expressly agree to in writing from time to time.

2.4           Subject to the foregoing, CREDCO may obtain EQUIFAX Credit Information for use in Merge Reports or Single Reports using CREDCO member numbers, coded to enable tracking of the general categories of uses of such information. CREDCO shall maintain a system that recognizes EQUIFAX's unique member numbers established by EQUIFAX, including the appropriate industry code, for the processing of a credit report for each unique product line as follows:

(1)	Consumer Reports (ZC)
(2)	Automotive Reports
(3)	Residential Mortgage Credit Reports
(4)	Tenant Reports

By using this tracking mechanism, EQUIFAX can identify and track the mechanism by which a Merge Report or a Single Report is sold to the Consumer Subject and can, if EQUIFAX chooses to, either suppress such requests for reports as inquiries on subsequent credit reports, or make subsequent credit grantors aware that such requests have been made for the purpose of obtaining Merge Reports or Single Reports.

CONFIDENTIAL TREATMENT

2.5           CREDCO agrees that (A) in addition to the categories of persons referred to in Section 2.1(D) who are not "qualified" Subscribers, EQUIFAX may, in its sole, reasonable discretion, designate other categories of persons, whether or not they would otherwise be "qualified" Subscribers under Section 2.1, who are not "qualified" Subscribers (or who may be "qualified" Subscribers only if they agree to special conditions in connection with their use of the EQUIFAX Credit Information) based on EQUIFAX's determination made on a general basis not to directly or indirectly provide the EQUIFAX Credit Information to such categories of persons (or to establish special conditions in connection with their use of the EQUIFAX Credit Information), and (B) EQUIFAX may designate particular Subscribers, Third Party Marketers, or Creditors, even though otherwise "qualified," as not qualified to receive the EQUIFAX Credit Information based upon the past failure of such persons to comply materially with the requirements of their agreements with CREDCO with respect to use of the EQUIFAX Credit Information or for other good cause. CREDCO releases EQUIFAX, its directors, officers, employees, agent, and independent contractors from any and all claims, demands, proceedings, actions, causes of action, suits, costs, damages, expenses, penalties, liabilities and obligations of any kind or nature whatsoever arising out of, or relating to, a third party claim against CREDCO in connection with EQUIFAX's designation of a category of users or a particular user as not qualified to receive EQUIFAX Credit Information hereunder based on the foregoing procedures and requirements. CREDCO covenants not to sue or maintain any claim, cause of action, demand, cross action, counterclaim, third party action or other form of pleading against EQUIFAX in connection with any such third party claim, provided that such designation by EQUIFAX did not violate any law or regulation, as interpreted under controlling legal precedents, existing at the time such designation was made.

2.6
(A)           CREDCO shall establish reasonable procedures to prevent CREDCO's employees or agents from accessing EQUIFAX Credit Information except as permitted under this Agreement and. to protect the integrity and security of all EQUIFAX Credit Information.

(B)           CREDCO shall, on an ongoing basis, monitor "qualified" Subscribers, Third Party Marketers and Creditors to confirm and assure that the "qualified" Subscriber's, Third Party Marketer's or Creditor's business situation has not materially changed, that the "qualified" Subscriber is using, and Third Party Marketer, or Creditor, is providing consumer requests for, EQUIFAX Credit Information only for the FCRA permissible purposes allowed under this Agreement, and that the "qualified" Subscriber, Third Party' Marketer or Creditor in all other respects, continues to meet the "qualification" requirements and contractual obligations that pertain to it in connection with this Agreement and its agreement with CREDCO. Except in situations in which CREDCO has a reasonable belief that there are facts that would require additional inquiry, the parties agree that for purposes of CREDCO's monitoring obligations hereunder, CREDCO may monitor based on a small and changing randomly selected group of users and uses of the Merge Reports and Single Reports. CREDCO shall immediately cease and desist from providing EQUIFAX Credit Information to any Subscriber that is no longer "qualified" as set forth in Section 2.1 above or to Consumer Subjects if the Third Party Marketer or Creditor of such Consumer Subjects no longer meets the requirements set out in Section 2.3 above. EQUIFAX shall have the right to review CREDCO's monitoring procedures, and CREDCO agrees to consider in good faith all suggestions of EQUIFAX with respect to improving such procedures.

CONFIDENTIAL TREATMENT

2.7

(A)           CREDCO agrees that in relaying any and all EQUIFAX Credit Information to "qualified" Subscribers or to Consumer Subjects, CREDCO will in all instances accurately and fully transmit EQUIFAX Credit Information subject to CREDCO's merge procedures as part of its Merge Reports, or in Single Reports and shall include the date the information was last checked or revised by EQUIFAX and the full name and mailing address of the EQUIFAX Consumer Service Center.

(B)            CREDCO will not maintain, copy, capture, re-use, or otherwise retain in any manner any EQUIFAX Credit Information provided to "qualified" Subscribers or Consumer Subjects: provided, however, that CREDCO may maintain, copy, capture and otherwise retain such information and the date and time of inquiries solely for the purposes of (a) audit trail; (b) calculation of the amount of usage of EQUIFAX Credit Information and provision of specifics relating to such usage to "qualified" Subscribers; or (c) billing; (d) in connection with CREDCO's consumer disclosure responsibilities under the FCRA; (e) in connection with potential litigation involving EQUIFAX Credit Information; (f) Quality Control review; and (g) any other application, product, or purpose expressly agreed to in writing by EQUIFAX. In no event shall the EQUIFAX Credit Information retained by CREDCO be used for future reporting purposes or maintained beyond two (2) years from the date it was received from EQUIFAX. For purposes of the foregoing, the term "future reporting purposes" refers to the resale or other provision of EQUIFAX Credit Information to third parties and does not refer to subsequent uses of such information as permitted in this subsection 2.7(B).

CONFIDENTIAL TREATMENT

2.8           CREDCO shall establish reasonable procedures so that Subscribers, Third Party Marketers and Creditors, and Creditors, when no Third Party Marketer is involved, refer the Consumer Subjects of the Merge Reports or Single Reports to CREDCO for disclosure, except that CREDCO may disclose consumer reports contents to subject consumers who have been denied a benefit based on information contained in the consumer report or who have a dispute regarding the accuracy of the information. In those disclosures to the consumers, CREDCO may disclose only the information disclosed to its Subscribers. CREDCO may not access EQUIFAX Credit Information for the purposes of disclosure to consumers who wish disclosure for "curiosity" reasons only  Within thirty (30) days after the signing of the Agreement, CREDCO shall provide to EQUIFAX in writing CREDCO's policies and procedures for answering questions from consumers about EQUIFAX Credit Information. The parties agree to use the Automated Consumer Dispute Verification technology where possible. CREDCO will use the equivalent of the Universal Data Form ("UDF") to communicate all other disputed information to data providers whose information is in dispute by the Consumer Subject. However, EQUIFAX Credit Information in Merge Reports or Single Reports that is disputed to CREDCO by a Consumer Subject shall be referred to EQUIFAX within twenty-four (24) hours of receipt by CREDCO for reinvestigation. The results of the reinvestigation by the EQUIFAX or EQUIFAX Affiliate shall be provided to the Consumer Subject by the EQUIFAX or its Affiliate.

2.9

(A)           CREDCO's requests for EQUIFAX Credit Information will be by way of direct computer system-to-system access through EQUIFAX` Automated Delivery Services unit or through Smart Alex software via direct access terminals.

(B)           CREDCO agrees to take all reasonable measures to prevent unauthorized system-to-system access and unauthorized use of the terminal by any person other than designated operators and will establish and enforce policies whereby its employees are forbidden to obtain information on themselves or associates, except in performing their official duties.

(C)           CREDCO agrees that, with regard to the operation of the system-to-system access or the terminal(s), EQUIFAX shall not be liable for transmission distortion, interruptions or failure or for any resulting consequential or special damages whatsoever.

(D)           CREDCO will ensure a secure means of delivery of EQUIFAX Credit Information, and will not deliver it via any publicly accessible network such as the Internet without EQUIFAX's express written permission.

CONFIDENTIAL TREATMENT

2.10           CREDCO agrees to pay EQUIFAX promptly for all EQUIFAX Credit Information requested by CREDCO on behalf of "qualified" Subscribers, Consumer Subjects or, otherwise, according to the rate schedule of cash prices set forth in Exhibit II. In addition, CREDCO agrees to pay EQUIFAX for any taxes applicable to use of credit reports and other charges agreed upon by the parties from time to time for any special telephone services or any other special services rendered by EQUIFAX.

3.           Promotion and Training.

3.1           CREDCO must provide to EQUIFAX and EQUIFAX shall have the right to review and approve all advertising, marketing and promotional materials with respect to any type or types of any Merge Report or Single Report that mention or refer to EQUIFAX or EQUIFAX affiliates by name, or that do not refer to EQUIFAX or EQUIFAX affiliates by name, but that indicates that the credit information of the individual repositories is, in general, inaccurate, or materially misleading, whether created by CREDCO itself or by any other person or entity for CREDCO's benefit ("Material"). Further, prior to the publication and release of any Material, CREDCO shall provide EQUIFAX with an opportunity to review and approve such Material, and CREDCO will not publish or release such Material without EQUIFAX's approval, which will not be unreasonably withheld. CREDCO shall provide EQUIFAX with copies of all materials that refer to national credit bureaus generically, but that do not disparage the accuracy of the credit information of any bureau, within ten (10) business days after publication and release. All materials provided to EQUIFAX hereunder are considered to be confidential information of CREDCO for purposes of this Agreement. With respect to any material provided to EQUIFAX hereunder that includes the name of an intended recipient, CREDCO may omit such name or other identifying information of such intended recipients if the recipients are CREDCO customers or consumers, provided CREDCO identifies to EQUIFAX the recipients as CREDCO Customers or consumers. CREDCO will use its best efforts to prevent Third Party Marketers and Creditors from circumventing EQUIFAX's rights under this Section 3.1, including but not limited to, incorporating an appropriate provision in the New Third Party Marketer/Creditor Agreement for such purpose. For the purposes of this Section 3.1, if CREDCO has provided EQUIFAX with any Material, Credo will not be required to provide to EQUIFAX any subsequent versions of such Material that are not materially different from the Material previously provided for EQUIFAX's review prior to release and publication. However, CREDCO shall provide EQUIFAX with copies of such Material within a reasonable period of time of its publication and release.

3.2           CREDCO shall be responsible for training "qualified" Subscribers, Third Party Marketers and their Creditors, and Creditors, in which no Third Party Marketer is involved, in the use by "qualified" Subscribers of the EQUIFAX Credit Information and the procedures used by Third Party Marketers and Creditors for the provision of EQUIFAX Credit Information to consumers. CREDCO shall be responsible for developing and distributing such training materials as CREDCO and EQUIFAX agree are reasonably necessary or useful to enable "qualified" Subscribers, Third Party Marketers and their Creditors, and Creditors, in which no Third Party Marketer is involved, to use EQUIFAX Credit Information or have EQUIFAX Credit Information provided to Consumer Subjects.

CONFIDENTIAL TREATMENT

3.3           EQUIFAX shall have the right to suspend CREDCO's right of access to, and use of, EQUIFAX Credit Information as provided below, in the event that it comes to EQUIFAX's attention that CREDCO is not in material compliance with its obligations in connection with the access and use of EQUIFAX Credit Information or is in material breach of its obligations under this Agreement. In such event, EQUIFAX shall give CREDCO prior written notice of at least fifteen (15) business days of its intention to suspend access and the reasons therefore unless, exceptional circumstances require immediate action, in which event EQUIFAX shall have the right to immediately suspend CREDCO's right of access to, and use of EQUIFAX Credit Information. In the event it comes to Equifax's attention that a CREDCO Subscriber, a Third Party Marketer, or Creditor or other user is not qualified to receive Equifax Credit Information hereunder or is not in material compliance with its obligations in connection with the access and use of Equifax Credit Information, Equifax will so notify CREDCO and within five (5) days, CREDCO will suspend that Subscriber's, Third Party Marketer's, Creditor's or other user's access to Equifax Credit Information. If in Equifax's opinion, exceptional circumstances require immediate action, CREDCO shall immediately suspend access to Equifax Credit Information to such entity. Such suspension shall last until Equifax is reasonably satisfied that such entity has been brought into compliance with its obligations. Equifax shall have the right to immediately suspend CREDCO's rights of access to, and use of Equifax Credit Information if CREDCO does not suspend service as described above. EQUIFAX will restore CREDCO's or other recipients right to receive EQUIFAX Credit Information hereunder as soon as EQUIFAX feels reasonably assured that the user is qualified to receive such information or that, in the future, such information will be used by such entity only for purposes permitted hereunder, as applicable.

4.             Right to Conduct Audits.

EQUIFAX shall have the right to conduct audits, in accordance with Equifax's standard reseller audit procedures, of CREDCO's procedures and practices to analyze the Single Reports and how EQUIFAX Credit Information is merged and repackaged in Merge Reports for the purpose of enabling EQUIFAX to verify compliance with the FCRA and CREDCO's compliance with its obligations under this Agreement. EQUIFAX shall have the right to conduct audits of the procedures and practices of CREDCO and "qualified" Subscribers, Third Party Marketers and Creditors who have executed Subscriber Agreements in order to monitor compliance by each of them with their respective obligations and responsibilities under this Agreement, provided that EQUIFAX gives CREDCO five (5) business days prior notice with respect to each such audit it intends to conduct. EQUIFAX may, in its sole discretion, permit CREDCO to coordinate the audit of the "qualified" Subscriber, Third Party Marketer, or Creditor that is the intended subject thereof. Except in situations in which EQUIFAX has a reasonable suspicion of a potential violation of this Agreement, EQUIFAX will, generally, limit its audits hereunder of "qualified" Subscribers, Third Party Marketers and Creditors to a relatively small number of users and uses. EQUIFAX will provide CREDCO with a summary of the results of its audits hereunder promptly after completion of each audit. EQUIFAX agrees to keep confidential all information obtained from CREDCO during any audit of CREDCO, as further described in Section 7(B).

CONFIDENTIAL TREATMENT

5.            Release and Covenants with Respect to Accuracy of EQUIFAX Credit Information and Disclaimer of Warranties.

A.            Release and Covenant with Respect to Accuracy of EQUIFAX Credit Information

CREDCO recognizes that the accuracy of any EQUIFAX Credit Information furnished by EQUIFAX hereunder is not guaranteed by EQUIFAX, and CREDCO releases EQUIFAX and EQUIFAX's parent, sister, affiliated companies, successors and assigns, and its and their directors, officers, agents, employees and independent contractors (collectively "EQUIFAX's Affiliates") from any liability for any negligence, except for willful misconduct in connection with the preparation of EQUIFAX Credit Information and from any loss, damages, expenses, cost or obligations of any kind and nature whatsoever suffered by CREDCO resulting directly or indirectly from the inaccuracy or invalidity of the EQUIFAX Credit Information. CREDCO covenants not to sue or maintain any claim, cause of action, demand, cross action, counterclaim, third party action or other for of pleading against EQUIFAX or EQUIFAX's Affiliates for damages based upon the inaccuracy or invalidity of any of the EQUIFAX Credit Information provided by EQUIFAX hereunder. CREDCO agrees to indemnify and hold EQUIFAX and EQUIFAX's Affiliates harmless from any loss, cost, expense, damage or liability incurred by EQUIFAX or EQUIFAX's Affiliates as a result of a claim by a "qualified" Subscriber, Third Party Marketer or Creditor based on the inaccuracy or invalidity of the EQUIFAX Credit Information included in the applicable Merge Report or included in a Single Report.

B.           Disclaimer of Warranties.

EQUIFAX makes no representations, warranties or guarantees, express or implied, other than those which are expressed herein, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, EQUIFAX MAKES AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE ACROPAC SYSTEM OR ANY OTHER MACHINERY, EQUIPMENT, MATERIALS, SOFTWARE, PROGRAMMING AIDS OR OTHER ITEMS UTILIZED BY CREDCO IN CONNECTION WITH OR RELATED TO, OR RESPECTING THE ACCURACY OF ANY EQUIFAX CREDIT INFORMATION FURNISHED BY EQUIFAX TO CREDCO OR TO ANY "QUALIFIED" SUBSCRIBERS OF CREDCO OR ANY THIRD PARTY MARKETERS, CREDITORS OR CONSUMER SUBJECTS.

CONFIDENTIAL TREATMENT

6.            Confidentiality.

(A)           CREDCO acknowledges and agrees that EQUIFAX is the owner of the ACROPAC SystemTM and of all interests, programs codes, pricing, customer relationships, software documentation or other appurtenances related thereto or derived therefrom. CREDCO further acknowledges and agrees that the ACROPAC SystemTM, any codes, procedures or ACROPAC SystemTM documentation and any EQUIFAX Credit Information materials and know-how as may be provided to CREDCO by EQUIFAX during the term of this Agreement are confidential and proprietary to EQUIFAX ("EQUIFAX Confidential information"). During the term of this Agreement and thereafter, CREDCO agrees to maintain, and CREDCO agrees to cause its directors, officers, employees, independent contractors and agents to maintain, in strict confidence and not to disclose, except as expressly permitted by this Agreement, to any other person or entity any EQUIFAX Confidential Information, and to take such actions as are necessary to protect against disclosure thereof. CREDCO shall make no use of any EQUIFAX Confidential Information whatsoever, except solely for the purposes permitted by this Agreement, in accordance with the terms and during the existence of this Agreement. Upon the termination of this Agreement, CREDCO will return to EQUIFAX all manuals, materials and documents pertaining to EQUIFAX or the ACROPAC SystemTM obtained from EQUIFAX during the term hereof, and all copies and partial copies thereof.

(B)           EQUIFAX acknowledges and agrees that CREDCO is the owner of all information obtained by EQUIFAX during any technical review or audit of CREDCO or its Subscribers and any other information provided or made accessible to EQUIFAX by CREDCO in connection with this Agreement including, without limitation, information or materials relating to CREDCO's merge logic, products, business and customer identities and relationships, marketing strategies, pricing and procedures, format and style of reports, EQUIFAX further acknowledges and agrees that the foregoing information is confidential and proprietary to CREDCO ("CREDCO Confidential information"). During the term of this Agreement and thereafter, EQUIFAX agrees to maintain, and EQUIFAX agrees to cause its directors, officers, employees and agents to maintain, in strict confidence and not to disclose, except as expressly permitted by this Agreement, to any other person or entity any CREDCO Confidential Information and to take such actions as are necessary to prevent against disclosure thereof. EQUIFAX shall make no use of any CREDCO Confidential Information whatsoever, except solely for the purposes permitted by this Agreement, and in accordance with the terms and during the existence of this Agreement. Upon the termination of this Agreement, EQUIFAX shall return to CREDCO all Confidential information obtained from CREDCO during the term hereof, and all copies and partial copies thereof.

CONFIDENTIAL TREATMENT

(C)           Each party agrees that it has obtained or will obtain confidentiality agreements from its employees to the extent necessary to enable such party to fulfill its confidentiality obligations hereunder.

7.            Relationship of Parties.

Each of the parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed as creating a joint venture, partnership, licensor-licensee, principal agent, or mutual agency relationship between or among the parties hereto and no party shall, by virtue of this Agreement, have any right or power to create any obligation, express or implied, on behalf of any other party. No party, nor any employee of a party, shall be deemed to be an employee of another party by virtue of this Agreement.

8.            No Third Party Benefits.

EQUIFAX and CREDCO acknowledge, agree and intend that this Agreement was entered into solely for the respective benefit of each of them and their respective successors and assigns and nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity (including, without limitation to the foregoing, any "qualified" Subscriber, Third Party Marketer, Creditor or Consumer Subject), other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

9.           Assignment.

Except as provided herein, neither party shall assign or transfer any interest, right or obligation under this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld (taking into account the nature of the services provided under this Agreement, the economic or other interests of EQUIFAX, competitive effects, any circumstances which may affect the performance of this Agreement, the protection of sensitive or proprietary commercial information, the operations and integrity of the ACROPAC SystemTM, the protection of data therein and the interests of other entitles utilizing such System.) The above notwithstanding, this Agreement may be assigned by either party to an affiliated company without obtaining the other's consent provided that the other party is given thirty (30) days written notice prior to such assignment. For the purposes of this Section 10, any dissolution, merger, consolidation or other reorganization, or the sale or other transfer of all or substantially all of the assets or properties, or the sale or other transfer of a controlling percentage of the corporate stock, shall constitute an assignment of this Agreement. The term "Controlling Percentage, means the ownership of stock possessing, and of the right to exercise, at least fifty percent (50%) of the total combined voting power of any class or all classes of stock of such a party, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership.

CONFIDENTIAL TREATMENT

10.            Force Majeure.

Notwithstanding any provisions to the contrary herein contained, no party hereto shall be liable to the other party for any delay or interruption in performance as to any obligation hereunder resulting from governmental emergency orders, judicial or governmental action, emergency regulations, sabotage, riots, vandalism, labor strikes or disputes, acts of God, fires, electrical failure, major computer hardware or software failures, equipment delivery delays, acts of third parties, or any other cause, if such delay or interruption in performance is beyond its reasonable control.

11.           Contact Persons.

Each party to this Agreement shall designate one person. within their organization that is responsible for the relationship between the parties and for compliance with the terms and conditions of this Agreement.

(A) For CREDCO:
Name:	Donald A. Robert, President
Address:	First American CREDCO
5625 Ruffin Road, Suite 200
San Diego, CA 92123
Telephone Number:
1-800-255-0792 / 619-637-3770, Ext. 6306

For EQUIFAX:
Name:	Gina Page, Vice President

CONFIDENTIAL TREATMENT

Address:	EQUIFAX Credit Information Services, Inc. Suite 200 3 Westbrook Corporate Center Westchester, Illinois 60154

Telephone Number: 708-449-3737

Each party may, by notice given pursuant to Section 12, change its designation to a person other than the person identified above.

12.              Notices.

All notices, requests, demands, and other communications hereunder shall be in writing except as expressly stated in this Agreement, and shall be deemed to have been duly given when received upon delivery by hand or by certified mail, addressed as follows:

(A)	If to CREDCO:
First American CREDCO
5625 Ruffin Road, Suite 220 San Diego, CA 92123
Attention: President

(B)	If to EQUIFAX
EQUIFAX Credit Information Services, Inc.
1600 Peachtree Street, NW
P. O. Box 4091
Atlanta, Georgia 30302
Attention: President

The Parties hereto may, by notice given hereunder, designate any further or different addresses to which such notices shall be sent.

13.            Severability.

In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

14.            Exhibits.

All Exhibits attached hereto are a part of this Agreement and are expressly incorporated herein and all blanks in such Exhibits, if any, will be completed as required in order to consummate the transactions contemplated and in accordance with this Agreement.

CONFIDENTIAL TREATMENT

15.           Injunctive Relief.

Each party acknowledges and agrees that use or disclosure of the other Party's confidential information as defined in Section 7 above, in a manner inconsistent with this Agreement will give rise to irreparable injury to such party which cannot be adequately compensated in damages and that such party may seek and obtain equitable, injunctive relief; without the necessity of posting bond to prevent or restrain such unauthorized use or disclosure, together with any other remedies which may be available to such party.

16.           Use of Service.

Except as provided in the Agreement:

(A)           EQUIFAX does not convey or transfer, nor does CREDCO, or any "qualified" Subscriber, Third Party Marketer or Creditor, obtain any right or interest in, any of the programs, systems, data, materials, or credit information utilized or provided by EQUIFAX in the performance of this Agreement.

(B)           CREDCO does not convey or transfer, nor does EQUIFAX obtain any right or interest in, any of the programs, logic, systems, data, materials, or non-credit information utilized by CREDCO in connection with the Merge Reports or any other CREDCO Confidential Information.

17.           Headings.

The section and other headings in this Agreement are inserted solely as a matter of convenience for reference and are not a part of this Agreement.

18.           Governing Law.

This agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

19.           Waiver of Rights.

Failure of any party to enforce any of its respective rights or remedies hereunder with respect to any specific act or failure to act of any party shall not constitute a waiver of the rights of such party to enforce such rights and remedies with respect to any other or subsequent act or failure to act.

20.           Entire Agreement.

CONFIDENTIAL TREATMENT

This Agreement, including the Exhibits hereto, constitutes the entire Agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof, including any agreements between EQUIFAX and any predecessor of CREDCO. No changes in this Agreement may be made except in writing signed by both parties.

21.            Term and Termination.

This Agreement shall have an initial term of one (1) year, and will be automatically renewed for successive one-year terms thereafter unless one party gives the other party written notice, not later than sixty (60) days prior to the commencement of the next renewal term, of its election not to renew this Agreement. A party may terminate this Agreement prior to the expiration of a term (a) in accordance with Section 3.2; (b) upon thirty (30) days written notice to the other if one party makes an assignment of this Agreement to which the other party objects; or (c) if the other party is in material breach of its obligations under this Agreement, the nonbreaching party has given the breaching party written notice of such breach, and within thirty (30) days after receipt of such notice, the breaching party has not cured the breach or taken steps that will cure such breach within a reasonable period. In the event of termination of this Agreement for any reason, the provisions of the foregoing paragraphs will remain in full force and effect as to all EQUIFAX Credit Information which CREDCO has requested or received from EQUIFAX prior to the date of cancellation.

Upon termination for any reason, each party shall deliver to the other any and all confidential information of the other party in its possession. Any earned but unpaid fees shall be paid within thirty (30) days of receipt of invoice regardless of the effective date of termination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CONFIDENTIAL TREATMENT

EQUIFAX:

EQUIFAX CREDIT INFORMATION SERVICES, INC.

BY:	/s/ James J. Allhusen

NAME:	James J. Allhusen

TITLE:	Executive Vice President

CREDCO:

FIRST AMERICAN CREDCO

BY:	/s/ Donald A. Robert

NAME:	Donald A. Robert

TITLE:	President

Exhibit 1-A

AGREEMENT FOR SERVICE

In order to receive various information services (“Information Service(s)”) from CoreLogic Credco, LLC (“CREDCO” or “FAC”), the undersigned Client (“Client”) agrees to the terms and conditions set forth in this agreement and the exhibits attached hereto (together, this/the “Agreement”).  If there is a conflict between the general terms and conditions of this Agreement and any exhibit, the provisions of the exhibit will govern and control.  This Agreement applies to every kind of information, software or service provided by CREDCO to Client, even if a given type of service or information is not specifically referred to in this Agreement or is not currently provided by CREDCO, unless the service is furnished pursuant to a separate written agreement with CREDCO, executed and effective after the date this Agreement becomes effective, and containing an “entire agreement” or merger” clause.  THIS AGREEMENT DOES NOT ESTABLISH ANY OBLIGATION ON THE PART OF CREDCO TO PROVIDE ANY INFORMATION SERVICES TO CLIENT UNTIL CREDCO HAS NOTIFIED CLIENT THAT ACCOUNT SET-UP HAS BEEN COMPLETED AND CREDCO HAS ISSUED ACCESS CODES TO CLIENT.

1.  CREDCO will provide its Information Services, as available, to Client and Client Affiliates during the term of this Agreement.  “Client Affiliates” are those entities listed in Exhibit “A”, which are and will be at all times entities, which are controlled by, or are under common control with Client.  “Control” means having the ability to direct the management and policies of the entity in question, whether directly or indirectly.  Client represents and warrants that it has the full power and authority to bind each Client Affiliate to every obligation of Client in this Agreement, and Client’s signature to this Agreement will bind each Client Affiliate.  At CREDCO’s request, Client will cause any Client affiliate to provide CREDCO with written certification substantially similar to the ones made by Client in Sections 2 and 20 below.  References throughout this Agreement to “Client” will apply as well to any Client Affiliate using the Information Services, as appropriate.

2.  Client certifies and agrees that it will order Information Services as an end-user.   Client further certifies and agrees that it will order Information Services that are consumer reports (“Basic Reports”) credit risk scores (“Scores”) and other enhancements to the Basic Report solely for the permissible purposes Client has specified in Section 20 below and no other purpose.  For purposes of this Agreement, the term “Credit Reports” includes Basic Reports, Scores, and other enhancement to Basic Reports, individually or collectively, as the context requires.  Client agrees to obtain a signed written authorization from each consumer prior to ordering a Credit Report on such person, will maintain all authorizations on file for at least five (5) years, and will provide CREDCO with copies (or originals) on request.  Exhibit B is hereby reserved.

3.  Client agrees that it will not order Credit Reports for employment purposes or transactions not initiated by the consumer (prescreening) unless approved beforehand in writing by CREDCO).  Client agrees not to resell or otherwise disclose Credit Reports (or any part thereof), except in connection with the sale of a loan to which the Credit Report relates, to the consumer if adverse action has been taken based on the report, or as otherwise required by law. Client agrees to refer consumers to CREDCO for all substantive inquiries regarding Credit Reports, to obtain the written permission of the consumer to obtain the Credit Report where required under applicable state laws in the form required under such laws, and to provide all notices and disclosures required under federal and state laws. Client understands that the Fair Credit Reporting Act (“FCRA”), 15 USC 1681 et seq., provides that any person “who knowingly and willfully obtains information on a consumer from a consumer reporting agency [such as CREDCO] under false pretenses shall be fined under title 18, imprisoned for not more than 2 years, or both.”  Client acknowledges that it understands its obligations under the FCRA and applicable state laws in ordering and using Credit Reports, and Client agrees that it will comply with all such obligations and will be responsible for its own regulatory compliance.

4.  Client represents that it is not a(n) private detective, detective agency, investigative company, bail bondsman, attorney, law firm, credit or financial counseling firm, “credit repair clinic,” news or media agency or journalist, law enforcement agency, company engaged in insurance claims, dating service, asset location service, Internet people locator service, diet center, adoption search firm, timeshare, pawn shop, company that locates missing children, massage service, genealogical or heir research firm, check cashing entity, an adult entertainment service of any kind, business that operates out of an apartment or unrestricted location within a residence, company that handles third party repossession, company or individual involved in spiritual counseling, individual seeking information for their private use, tattoo service, business engaged in subscriptions (magazines, book clubs, record clubs, etc.), health club, continuity club, bounty hunter, condominium/homeowners association, country clubs, “for profit counselors”, loan modification companies, timeshare or a person that will not be an end-user of the Information Services, and Client agrees to notify CREDCO PRIOR to any change in any of the foregoing.  Except as provided elsewhere in this Agreement, Client agrees not to sell, re-sell, transfer or otherwise distribute the Information Services (or any information contained therein) without first obtaining the written permission of CREDCO.

5.  Client acknowledges it has obtained a copy of the FTC's "Notice to Users of Consumer Reports: Obligations Under the FCRA" from CREDCO at CREDCO’s website http://www.credco.com/legaldocuments/NoticetoUser.pdf. Copies are also available directly from the FTC at http://www.ftc.gov/os/statutes/userfurnisher.htm.  Client will comply with all requirements under the Fair Credit Reporting Act and applicable state laws in ordering and using Credit Reports, and Client is solely responsible for its own regulatory compliance. Client acknowledges it has received a copy CREDCO's Access Security Requirements, from the website http://www.credco.com/legaldocuments/AccessSecurity.pdf and Client agrees to comply with such requirements as modified by CREDCO from time to time and posted on that website; Client agrees to monitor such website on a monthly basis to obtain notice of any changes to the Access Security Requirements and Client agrees to comply with any and all such changes to the Access Security Requirements.

6.  Section 1785.14(a) of the California Civil Code imposes special requirements with respect to transactions in which a “retail seller” (as defined in Section 1802.3 of the California Civil Code) intends to issue credit to a California resident who appears in person on the basis of an application for credit submitted in person (“point of sale transactions”).  Client certifies that these requirements do not apply to it because (a) Client is NOT a “retail seller” (as defined in Section 1802.3 of the California Civil Code), and/or (b) Client does NOT issue credit to California residents who appear in person on the basis of applications for credit submitted in person. Client further certifies that it will notify CREDCO in writing 30 days PRIOR to becoming a retail seller or engaging in point of sale transactions with respect to California residents.

7.  The following provisions are applicable to Scores provided under this Agreement:

a.  If Client Orders Any Score.  If Client orders any Score, Client acknowledges and agrees as follows:

(i)  Client acknowledges that the Scores and the factors on which the Scores are based are proprietary to the providers of the Scores, and Client agrees to hold all Scores received from CREDCO pursuant to this Agreement in strict confidence and not to disclose any Score to the consumer or to any third party, except for disclosure to the subject of the Score where Client has taken “adverse action” against such subject based in whole or part on the Score or the Basic Report with which the Score was delivered or as otherwise required under applicable law. For purposes of this Agreement, “adverse action” has the meaning assigned to such term under Regulation B (12 CFR Section 202 et seq.) (“Regulation B”) promulgated under the Federal Equal Credit Opportunity Act, 15 USC, Section 1691 et seq. (“ECOA”).

(ii)  Client may provide the principal factors contributing to a Score to the subject of the Score when those principal factors are the basis of Client’s adverse action against the subject or as otherwise required under applicable law.  Where such principal factors are provided to the subject, Client must describe such factors in a manner that complies with the ECOA and Regulation B.  Client agrees not to use any Score as the basis for an adverse action unless the Score factor codes have been delivered to Client together with the Score, and Client agrees periodically to revalidate the Score as required under Regulation B. Client recognizes that all Scores (i) are statistical and may not be predictive as to any particular individual, (ii) are not intended to characterize any individual as to credit capability, and (iii) other factors must be considered in making a credit decision. No Score is intended to characterize any of Client’s applicants or customers as to credit capability, and neither CREDCO nor any Score provider guarantees the predictive value of any Score with respect to any of Client’s applicants or customers. Scores represent an estimate of credit risk relative to other individuals used by the Score provider to develop the Score and any predictive value of the Score only represents the provider’s opinion based on its point-scorable prediction algorithms, risk models, and/ or other methodology. IN ORDERING A SCORE, CLIENT HAS MADE ITS OWN ANALYSIS OF THE STATISTICAL RELIABILITY AND UTILITY OF USING THE SCORE. Client agrees that it will not use any Score for account management or prescreening.

(iii)  Client understands that the providers of the Scores impose specific requirements for Client to use their Scores (as set forth in Exhibit “C”, which is incorporated herein by reference, and is found at the website http://www.credco.com/LegalDocuments/Exhibitc.pdf). Client acknowledges it has received a copy of Exhibit “C” from the website http://www.credco.com/LegalDocuments/Exhibitc.pdf  and agrees to comply with the provisions therein as in effect from time to time and posted on that website as a condition to ordering such Scores; Client agrees to monitor such website on a monthly basis to obtain notice of any changes to the Scores listed on Exhibit C and Client agrees to comply with any and all such changes made to Exhibit C as a condition to ordering and using the Scores set forth in Exhibit C.    In the event of a direct conflict between the terms of any specific requirements of a Score provider and the general provisions of Section 7 of this Agreement or any other provision of the Agreement, the specific requirements of the Score provider shall govern, but only with respect to the provision that is in conflict. In the event that any Score provider adds or otherwise modifies its requirements for Client’s use of its Score, Client agrees that such terms will automatically be incorporated into this Agreement and become part hereof, and that by ordering any such Score or Scores hereunder, Client agrees that such requirements will be binding on Client.   The terms of this Agreement shall be applicable to all Scores Client orders hereunder, except for terms that are in direct conflict with the requirements of the Score provider, in which case, such requirements shall govern as provided above.  From time to time, CREDCO may make additional credit risk scores available to Client.  In such case, each such additional score Client decides to purchase will be a “Score” for all purposes of this Agreement, and Client’s use of such Score and related obligations will be governed by the applicable provisions of this Agreement and any additional terms and requirements imposed by CREDCO and/or the provider of the Score.

8.  In the event that CREDCO provides its software to Client in connection with this Agreement (“Software Product”), Client agrees to be bound by the terms under which the Software Product is provided to Client, whether contained in a shrinkwrap agreement, clickwrap agreement, or otherwise (each, a “Software Product Agreement”).  In addition to, and not in lieu of, the specific terms of the applicable Software Product Agreement, Client agrees that THE SOFTWARE PRODUCT IS PROVIDED TO CLIENT “AS-IS,” WITHOUT ANY WARRANTY OF ANY NATURE. CREDCO DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT CLIENT WILL BE ABLE TO ACCESS INFORMATION SERVICES THROUGH IT ON AN UNINTERRUPTED BASIS OR FREE FROM COMPUTER VIRUSES OR SIMILAR DEVICES THAT MAY CAUSE LOSS OF INFORMATION OR DISABLE CLIENT’S COMPUTER SOFTWARE OR EQUIPMENT (COLLECTIVELY, “DISABLING DEVICES.”).  CLIENT ASSUMES ALL RISK AS TO THE SUITABILITY, QUALITY, PERFORMANCE, AND RESULTS OF THE SOFTWARE PRODUCT.

9.  The Information Services (including Credit Reports) are provided "AS IS."  CREDCO MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM A COURSE OF DEALING OR A COURSE OF PERFORMANCE, WITH RESPECT TO THE INFORMATION SERVICES (OR ANY INFORMATION CONTAINED THEREIN), INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACCURACY, VALIDITY, OR COMPLETENESS OF ANY INFORMATION SERVICE, THAT THE INFORMATION SERVICES  WILL MEET CLIENT’S NEEDS, OR THAT THE INFORMATION SERVICES WILL BE PROVIDED ON AN UNINTERRUPTED BASIS OR FREE FROM DISABLING DEVICES, AND CREDCO EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. ALL REPRESENTATIONS AND WARRANTIES REGARDING ANY SCORE, IF ANY, ARE MADE SOLELY BY THE PROVIDERS OF THE SCORE, AND CLIENT RELEASES CREDCO FROM ALL LIABILITIES AND CLAIMS IN CONNECTION WITH RESPECT TO ALL SCORES.

10.  At Client’s request, CREDCO will accept orders for Information Services transmitted to either CREDCO’s website on the Internet or CREDCO’s web servers via the Internet.  CREDCO will transmit Information Services ordered through either such website or servers in such manner that they are accessible only pursuant to the subscriber number and password assigned to Client by CREDCO.  Client acknowledges it has received a copy of CREDCO’s Internet Security Requirements from the website http://www.credco.com/legaldocuments/InternetSecurity.pdf and agrees to comply with the provisions therein as may be modified from time to time by CREDCO and posted on that website.  Client agrees to monitor such website on a monthly basis to obtain notice of such changes to the Internet Security Requirements, and Client agrees to comply with any and all such changes to the Internet Security Requirements.  Client agrees that each time it places an order for an Information Service via the Internet, Client is, and will continue to be, in compliance with these requirements.  CLIENT AGREES THAT NOTHING IN THIS SECTION 10 PERMITS CLIENT TO TRANSMIT INFORMATION SERVICES (OR ANY INFORMATION THEREIN) THROUGH THE INTERNET, AND CLIENT AGREES THAT IT WILL NOT DO SO WITHOUT SPECIFIC WRITTEN PERMISSION FROM CREDCO. Client agrees that CREDCO may immediately upon notice to Client suspend or terminate orders and deliveries of Information Services via CREDCO website and/or servers if Client is in breach of any requirement under this Agreement or if CREDCO otherwise determines such action is advisable.  CREDCO DOES NOT WARRANT THAT INFORMATION SERVICES WILL BE PROVIDED THROUGH THE INTERNET UNINTERRUPTED OR FREE FROM DISABLING DEVICES, AND IN NO EVENT WILL CREDCO HAVE ANY LIABILITY FOR EVENTS OR CAUSES BEYOND ITS REASONABLE CONTROL.

11.  In no event will CREDCO, any score provider or any other provider of information used by CREDCO in preparing Information Services, any of their respective affiliates, or any of their respective officers, directors, employees, or agents, have any liability to Client for any special, incidental, or consequential damages, including, without limitation, lost profits, business interruption, transmission of Disabling Devices, loss or corruption of data, and the like, arising out of any transactions in connection with this Agreement, including, without limitation in connection with any Information Service or Client’s use or inability to use any Software Product, whether incurred as a result of negligence or otherwise, even if such persons or any of them have been advised of the possibility of such damages. SOME JURISDICTIONS PROHIBIT THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THAT SUCH LIMITATIONS MAY NOT APPLY TO CLIENT. The maximum liability of CREDCO in connection with an Information Service will not exceed an amount equal to the price paid by Client for such Information Service.  If Client is dissatisfied with any Software Product, Client’s sole and exclusive remedy is to discontinue use of the Software Product.

12.  Client agrees that upon reasonable notice, CREDCO may (but has no obligation to), directly or through a third party, audit Client’s procedures related to this Agreement (including, without limitation, Client’s network, security systems, facilities, practices, and procedures) in order to confirm that Client adequately protects against the improper use of Information Services and that Client is in compliance with CREDCO’s Internet security requirements then in effect and all of the other requirements under this Agreement.  Client agrees to fully cooperate in connection with such audits and to make all changes requested by CREDCO required to assure against unauthorized access of Information Services and for Client to comply with the other requirements of this Agreement.

13.  Client agrees to pay in full according to CREDCO’s fee schedule as in effect from time to time. Fees may be changed, effective upon written notice.  An account is delinquent if the Client has not paid CREDCO’s invoice to Client in full within 25 days after the date of the invoice.  Payment terms and obligations may be changed at any time, upon written notice to Client.  CREDCO may impose a late charge of 1.5 percent per month or the maximum rate permitted by law on any delinquent account until paid in full and/or suspend providing Information Services hereunder until all delinquent amounts owed have been paid in full. Client agrees to pay all attorney fees and collection costs incurred by CREDCO in collecting any delinquent account, whether or not litigation is instituted.  In the event of any litigation or other action involving this Agreement, the prevailing party shall be entitled to reasonable attorney fees and court costs including at trial, on any appeal, and/or in a bankruptcy or similar proceeding, in addition to any other recovery to which it is entitled.

14.  Client agrees to indemnify, defend, and hold harmless, CREDCO, all Score providers, and all other providers of information used by CREDCO in preparing and providing the Information Services to Client hereunder, their respective affiliates, and the respective officers, directors, employees, agents, and suppliers and other third party contractors of all such persons from and against any and all actions, lawsuits, investigations, proceedings, costs, expenses (including, without limitation, attorney fees and court costs), and other claims or damages arising out of or in connection with any use or disclosure by Client or Client’s employees, agents, or contractors of any Information Service (or any information therein or provided in connection therewith), any breach by Client of any of its obligations, representations, or warranties under this Agreement, Client’s use of the Software Product contrary to any requirement under the applicable Software Product Agreement or under applicable law, and any claim by the subject of an Information Service or other person based on Client’s order or use of any Information Service.

15.  EITHER PARTY MAY TERMINATE THIS AGREEMENT WITHOUT CAUSE OR PENALTY OR (EXCEPT FOR THE SURVIVING OBLIGATIONS DEFINED IN SECTION 17) FURTHER LIABILITY, EFFECTIVE UPON FIVE (5) BUSINESS DAYS PRIOR WRITTEN NOTICE TO THE OTHER PARTY.  In addition, CREDCO may suspend providing Information Services to Client without notice if CREDCO believes that Client has breached any of its obligations hereunder until the breach has been fully cured to CREDCO’s satisfaction and CREDCO has received satisfactory assurances that such breach will not reoccur and Client will fully perform its obligations under this Agreement.

16.  Client’s failure to pay CREDCO any delinquent amounts in full within five (5) business days after written notice from CREDCO to Client will constitute a Client default and material breach of this Agreement, whereupon this Agreement will automatically and irrevocably terminate without further notice to Client or liability to CREDCO.

17.  Termination of this Agreement will not: (a) release or otherwise affect Client’s obligation to pay CREDCO in full for any fees per CREDCO’s fee schedule, late charges, attorney fees and collection costs incurred to and including the date of termination; (b) terminate or otherwise affect the disclaimers and limitations of liability contained in this Agreement, which will survive termination of this Agreement; and/or (c) waive or otherwise affect Client’s obligation to indemnify and defend under Section 14 of this Agreement, which will survive termination of this Agreement.

18.  This Agreement, constitutes the entire agreement of the parties with respect to its subject matter, and supersedes any contemporaneous or prior written or oral agreements or other communications regarding such subject matter.  No change may be made to this Agreement except by in writing executed by Client and the Compliance Officer or other authorized officer of CREDCO.  This Agreement shall be interpreted in accordance with the laws of the state of California, without reference to its principles of conflict of laws.  Client irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts in San Diego County, California, with respect to all disputes in connection with this Agreement. If any court or other tribunal of competent jurisdiction declares any provision of this Agreement to be illegal or invalid or unenforceable, the legality and validity and enforceability of the remaining parts, terms, or provisions will not be affected thereby and the illegal or invalid or unenforceable part, term, or provision will be deemed not to be a part of, and severable from, the remaining portions of this Agreement.  A signature on a copy of this Agreement received by either party by facsimile or portable document format (PDF) is binding upon the other party as an original.  The parties shall treat a photocopy of such facsimile as a duplicate original.  Client may not assign this Agreement, in whole or in part, without CREDCO’s prior written consent.

19.  If Client orders OFAC Screening Service, CREDCO Screening Services, Identity Verification and Fraud Prevention Products, or Tax Return Information Services (“4506-T Direct Reports”), Client acknowledges and agrees to comply with and abide by the additional terms and requirements as set forth in Exhibit “D”, which is incorporated herein by reference and is found at the website http://www.credco.com/LegalDocuments/Exhibitd.pdf.  Client acknowledges it has received a copy of Exhibit “D” from the website http://www.credco.com/LegalDocuments/Exhibitd.pdf and agrees to comply with the provisions therein as in effect from time to time and posted on that website as a condition to ordering such products; Client agrees to monitor such website on a monthly basis to obtain notice of any changes to the products and services listed on Exhibit D and Client agrees to comply with any and all such changes made to Exhibit D as a condition to ordering and using the Information Services set forth in Exhibit D.

*DEC10G3*
20. Client certifies that it will order Credit Reports solely for one or more of the following purpose(s) and for no other purpose (Client must check only those that apply, and, below Client’s signature to this Agreement, declare all intended uses of Credit Reports):

☐	a.
in connection with a credit transaction involving the consumer on whom the information is to be furnished and involving the extension of credit to, or review or collection of an account of, the consumer

☐	b.	in connection with underwriting of insurance involving the consumer
☐	c.	as a potential investor or servicer, or current insurer, in connection with a valuation of, or an assessment of the credit or prepayment risks associated with, an existing credit obligation

21. Client agrees to comply with the requirements set forth in Exhibit “E” which is incorporated herein by reference and is found at the website http://www.credco.com/LegalDocuments/Exhibite.pdf regarding the proper disposal of consumer information.  Client acknowledges it has received a copy of Exhibit “E” from the website http://www.credco.com/LegalDocuments/Exhibite.pdf and agrees to comply with the provisions therein as in effect from time to time and posted on that website; Client agrees to monitor such website on a monthly basis to obtain notice of any changes to Exhibit E and Client agrees to comply with any and all such changes made to Exhibit E.

22.  Client agrees to comply with all applicable federal, state and local statutes, regulations, and rules, including, without limitation, the applicable provisions of the Fair Credit Report Act as amended by the Fair and Accurate Credit Transactions Act and the Gramm-Leach-Bliley Act, in ordering and using the Information Services.    In the event Client changes its location, ownership, or control, Client agrees to notify CREDCO in writing, within ten (10) days of such change.

23.  In the event of any actual or suspected security breach that Client either suffers or learns of that either compromises or is likely to  compromise CREDCO data (including, but not limited to Credit Reports) (e.g., physical trespass on a secure facility, computing systems intrusion/hacking, loss/theft of a PC (laptop or desktop), loss-theft of printed materials, etc.) (collectively, a “Security Breach”), Client will promptly notify CREDCO security personnel within one (1) business day of the discovery of such Security Breach and will immediately coordinate with CREDCO security personnel to investigate and remedy the Security Breach, as directed by CREDCO security personnel. Notification to CREDCO shall be made by calling CREDCO at 1-619-938-7242.  Except as may be permitted by applicable law, Client agrees that it will not inform any third party of any such Security Breach without CREDCO’s prior written consent; however, if such disclosure is required by applicable law, Client agrees to work with CREDCO regarding the content of such disclosure so as to minimize any potential adverse impact upon CREDCO and its clients and customers.  Client also agrees to comply with all applicable federal and state breach laws and to provide timely notification under applicable law to those individuals affected by the Security Breach (including, but not limited to, notification to law enforcement authorities in the jurisdiction of Client and/or individual(s) effected) in the event the Security Breach was caused by or arose from the actions or inactions of Client.  In addition, Client agrees to offer and provide, if accepted, to each affected or potentially affected consumer, credit history monitoring services for a minimum of one (1) year in which the consumer’s credit history is monitored and the consumer receives daily notification of changes that may indicate fraud or identity theft.  The monitoring service must include the daily data from at least one (1) national consumer credit reporting bureau. If the root cause of the Security Breach is determined by CREDCO to be under the control of Client (e.g., employee or former employee fraud, misconduct or abuse, poor information security practices, etc.), CREDCO may assess Client an expense recovery fee.  If the root cause of the Security Breach is determined by CREDCO to be under the control of Client (see above), Client is required to submit written documentation to CREDCO outlining the cause of the breach and suggested remedial actions. If a Security Breach occurs or is suspected to have occurred, CREDCO may take any action it considers appropriate to safeguard CREDCO’s data, including but not limited to suspension of Client’s access until CREDCO has determined the Client’s environment is secure.

24.  The person signing below certifies, represents and warrants that he or she (1) is duly authorized to bind the Company set forth below, to the terms, conditions and certifications of this Agreement, (2) has direct knowledge of the facts certified in this Agreement, and (3) is authorized and hereby consents for Client to receive faxes, including, but not limited to fax advertisements, sent by or on behalf of CREDCO and its affiliates to the fax number(s) indicated below.

Company Name (please print):

Street Address (no P.O. Boxes)	Suite:

City:	State:	Zip:

Signature:	Date:

Print Name:	Title:

Phone No.:	Fax No:

Federal Tax ID #:

Intended Use of Credit Reports (identify all uses):

Nature of Business:

Additional locations covered by this Agreement:
                 (List each physical address or attach a separate listing on company letterhead)

CONFIDENTIAL TREATMENT

EXHIBIT II

EQUIFAX

September 2, 1997

Mr. Don Robert
President
First American Credco
5625 Ruffin Road
Suite 200
San Diego, Ca. 92123

Dear Don,

Upon First American Credco's acceptance of the following price proposal, Equifax will begin implementation of the scheduled pricing. With, signed acceptance faxed to 708-449-9186 by September 2, 1997, Equifax will begin to implement the prices outlined. In order to complete implementation a signed, original acceptance letter must be received by Gina Page at: Equifax Banking Solutions, #3 Westbrook Corporate Center, Suite 200, Westchester, Il. 60154 in order to complete implementation.

•
[DELETED] inquiry commitment.  [DELETED] inquiries per year with [DELETED] inquiries per year purchased from Equifax's affiliate CSC. Equifax owned inquiries will be priced at $[DELETED], CSC inquiries will be priced at $[DELETED], all other affiliate inquiries will be priced at [DELETED]. After First American Credco accesses the first [DELETED] million inquiries the Equifax owned price will be reduced to $[DELETED]. If First American Credco accesses [DELETED] million inquiries in the [DELETED] month period, the price will be reduced to $[DELETED].

•	Beacon Risk Score $[DELETED] per inquiry.
•	Safescan $[DELETED] per inquiry
•	DTEC [DELETED].
•	Canadian access through North American Link will be priced as follows:
•	$[DELETED] Individual STS File
•	$[DELETED] Joint STS File
•	$[DELETED] Individual STS No-hit
•	$[DELETED] Joint STS No-hit
•	$[DELETED] Beacon
•	$[DELETED] Safescan
•	Direct to Consumer price as follows:
•	$[DELETED] Equifax and most affiliates
•	$[DELETED] CSC
•	$[DELETED] Credit Bureau of Central Georgia

CONFIDENTIAL TREATMENT

FIRST AMERICAN CREDCO – SEPTEMBER 2, 1997

Equifax agrees to revisit the "all other affiliate" pricing within twelve months (maximum) to see if a better term can be established. Equifax has already provided a cartridge that contains every zip code in the United States with the associated owner of the respective zip code (i.e., Equifax Owned, CSC and all other affiliates). We will compile the number of units accessed since January 1, 1997 as requested,

You will notice that I have modified a couple of the minor adjustments outlined in Per Gothe's email of August 26, 1997. It is my hope that the modifications are viewed as a positive compromise acceptable to our respective organizations. All of us at Equifax are looking forward to continued improvement to the relationship with First American Credco.

Respectfully,

/s/ Gina Page

Gina Page
Vice President
Banking Solutions Group

Accepted by Equifax	Accepted by First American Credco
Date:	Date:

/s Jeffrey Dodge	/s/ Don Robert

Jeffrey Dodge	Don Robert
Senior Vice President	President
Banking Solutions Group	First American Credco